Exhibit 5.1
May 5, 2010
LendingClub Corporation
370 Convention Way
Redwood City, CA 94063
Re: Registration Statement on Form S-1
Ladies and Gentlemen:
We have examined the Post Effective Amendment No. 5 to the Form S-1 Registration Statement (the “Registration Statement”) filed with the Securities and Exchange Commission by LendingClub Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $600,000,000 aggregate principal amount of the Company’s Member Payment Dependent Notes (the “Securities”). The Securities will be purchased and sold pursuant to a note purchase agreement (the “Purchase Agreement”) in the form set forth as an exhibit to the Registration Statement to be entered into between the Company and each purchaser of Securities (the “Purchasers”) and issued pursuant to the indenture, dated as of October 10, 2008, as supplemented, (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
In rendering this opinion, we have examined such matters of law as we considered necessary for the purposes of rendering this opinion. As to matters of fact material to the opinions expressed herein, we have examined the following:
(1)	The Company’s Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on April 14, 2010;

(2)	The Company’s Bylaws, as filed with the Commission on Form S-1 on June 20, 2008;

(3)	the Registration Statement, together with the exhibits filed as a part thereof;

(4)	the prospectus that constitutes part of the Registration Statement (the “Prospectus”);

(5)	resolutions of the Board of Directors of the Company adopted by action by unanimous written consent dated June 18, 2008, June 12, 2009 and May 5, 2010;

(6)	the Indenture; and

(7)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing factual and other representations (the “Opinion Certificate”).

LendingClub Corporation
May 5, 2010

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. We have also assumed that the Indenture is, and at the time of execution, authentication, issuance and delivery of the Securities will be, a valid and legally binding obligation of the Trustee.
In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) the Indenture, as supplemented, will be duly authorized, executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement and reviewed by us and will be a valid and binding obligation of the Trustee; (iii) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iv) each Purchaser respectively has the legal capacity or power, corporate or other, to enter into and perform its obligations under the Purchase Agreement.
We are admitted to practice law in the state of California, and this opinion is rendered only with respect to, and no opinion is expressed herein concerning the application or effect of the laws of any jurisdiction other than, (i) the existing laws of the United States of America, (ii) the existing laws of the State of California, (iii) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions interpreting those laws and (iv) solely with respect to whether or not the Indenture and the Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.
This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement and the Prospectus) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body or to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

LendingClub Corporation
May 5, 2010

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Securities:
(a)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

(b)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(c)	the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money; and

(d)	the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.
Based upon and subject to the foregoing, we are of the opinion that:
1.	The Indenture has been duly authorized and, when duly executed and delivered by the Company, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

2.	The Securities have been duly authorized and, when duly executed, authenticated and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for by, the Purchasers in accordance with the terms of the Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

LendingClub Corporation
May 5, 2010

Very truly yours, /s/ Fenwick & West LLP FENWICK & WEST LLP